                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of National Mercantile Bancorp on Form S-8 of our report dated March 7, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to National Mercantile Bancorp and Subsidiary's ability to continue as a going concern) appearing in the Annual Report on Form 10-K of National Mercantile Bancorp for the year ended December 31, 1996.




Deloitte & Touche LLP

August 1, 1997